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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated May 28, 1998, accompanying the combined financial statements and schedule of Arbor National Commercial Mortgage, LLC and Subsidiaries and Affiliate, contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP
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Grant Thornton LLP


New York, New York
August 4, 1998